        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 1998
                                               REGISTRATION NO. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                                  AMRESCO, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              59-1781257
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)


                       700 NORTH PEARL STREET, SUITE 2400,
                            LB 342, DALLAS, TX 75201
               (Address of Principal Executive Offices) (Zip Code)


                 AMRESCO, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                               L. KEITH BLACKWELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  AMRESCO, INC.
                       700 NORTH PEARL STREET, SUITE 2400,
                            LB 342, DALLAS, TX 75201
                     (Name and address of agent for service)


                                 (214) 953-7700
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


================================================================================================================================
                                                              PROPOSED             PROPOSED MAXIMUM                  AMOUNT OF
       TITLE OF SECURITIES            AMOUNT TO BE        MAXIMUM OFFERING        AGGREGATE OFFERING                REGISTRATION
        TO BE REGISTERED               REGISTERED        PRICE PER SHARE (1)            PRICE                           FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, 0.05 par value             500,000              $6.32                   $3,160,000                        $879
================================================================================================================================

         (1) Determined in accordance with Rule 457(h), the registration fee is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on November 3, 1998.

================================================================================

                       INCORPORATION OF CONTENTS OF PRIOR
                             REGISTRATION STATEMENT

         The contents of Registration Statement No. 033-58629 relating to the AMRESCO, INC. 1995 Employee Stock Purchase Plan (the "Plan") filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 14, 1995, as amended by Post-Effective Amendment No. 1 to the Registration Statement filed by the Registrant with the Commission on November 6, 1998 (the "Prior Registration Statement"), are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 500,000 additional shares of common stock, par value $0.05 per share ("Common Stock"), of the Registrant for offer and sale pursuant to the Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock being registered hereby has been passed upon for the Company by L. Keith Blackwell, General Counsel of the Company. As of October 23, 1998, Mr. Blackwell owned beneficially 32,295 shares of Common Stock (excluding 12,265 unvested shares allocated under the Company's restricted stock plan) and held options to purchase 213,275 shares of Common Stock.

ITEM 8.  EXHIBITS.

         In addition to the exhibits filed with or incorporated by reference in the Prior Registration Statement, the following documents are filed or incorporated by reference as exhibits to this Registration Statement:

5.1*     Opinion of L. Keith Blackwell, General Counsel of the Company.

23.1*    Consent of L. Keith Blackwell, contained in the opinion filed as
         Exhibit 5.1.

23.2*    Consent of Deloitte & Touche LLP.

24.1* Power of Attorney of the Directors and certain Executive Officers of the Company (contained on page II- 2).


----------

*Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of October, 1998.

                                       AMRESCO, INC.


                                       By: /s/ L. KEITH BLACKWELL
                                           -------------------------------------
                                           L. Keith Blackwell
                                           Senior Vice President, General
                                           Counsel and Secretary

         Each person whose signature appears below does hereby make, constitute and appoint Robert H. Lutz, Jr., Robert L. Adair III and L. Keith Blackwell and each of them his or her true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his or her behalf and in his or her capacity or capacities as stated above or below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the registrant deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                     SIGNATURE                                      TITLE                        DATE
                     ---------                                      -----                        ----
/s/ ROBERT H. LUTZ, JR.                                   Chairman of the Board and        October 28, 1998
-------------------------------------------------         Chief Executive Officer
                Robert H. Lutz, Jr.

                                                          Director, President and
-------------------------------------------------         Chief Operating Officer
                Robert L. Adair III

/s/ BARRY L. EDWARDS                                      Executive Vice President and     October 28, 1998
-------------------------------------------------         Chief Financial Officer
                 Barry L. Edwards                         (Principal Financial Officer)


                                                          Director
-------------------------------------------------
               James P. Cotton, Jr.

/s/ RICHARD L. CRAVEY                                     Director                         October 28, 1998
-------------------------------------------------
                 Richard L. Cravey

/s/ GERALD E. EICKHOFF                                    Director                         October 28, 1998
-------------------------------------------------
                Gerald E. Eickhoff

/s/ SIDNEY E. HARRIS                                      Director                         October 28, 1998
-------------------------------------------------
                 Sidney E. Harris

/s/ AMY J. JORGENSEN                                      Director                         October 28, 1998
-------------------------------------------------
                 Amy J. Jorgensen

/s/ BRUCE W. SCHNITZER                                    Director                         October 28, 1998
-------------------------------------------------
                Bruce W. Schnitzer

/s/ RONALD B. KIRKLAND                                    Vice President and Chief         October 28, 1998
-------------------------------------------------         Accounting Officer
                Ronald B. Kirkland                        (Principal Accounting Officer)


                                  EXHIBIT INDEX



EXHIBIT NO.                          EXHIBIT
-----------                          -------
    5.1*     Opinion of L. Keith Blackwell, General Counsel of the Company.

   23.1*     Consent of L. Keith Blackwell, contained in the opinion filed as
             Exhibit 5.1.

   23.2*     Consent of Deloitte & Touche LLP.

   24.1* Power of Attorney of the Directors and certain Executive Officers of the Company (contained on page II-2).

----------

* Filed herewith.